Exhibit 99.1

Covidien Reports Second-Quarter Results

•	Net sales up 5% (up 7%, excluding foreign exchange rate movement); Medical Devices sales up 4% (up 6%, excluding foreign exchange rate movement)

•	Second-quarter diluted GAAP earnings per share from continuing operations were $0.93; excluding specified items, adjusted diluted earnings per share from continuing operations were $1.12

DUBLIN, Ireland - April 26, 2013 - Covidien plc (NYSE: COV) today reported results for the second quarter of fiscal 2013 (January - March 2013). Second-quarter net sales of $3.10 billion increased 5% from the $2.95 billion reported in the second quarter a year ago. Foreign exchange rate movement lowered the quarterly sales growth rate by two percentage points.

Second-quarter 2013 gross margin of 57.6% declined 0.3 percentage points from the 57.9% of the prior-year period. On an adjusted basis, excluding the specified items shown on the attached quarterly Non-GAAP reconciliations table on page 7, second-quarter 2013 gross margin of 57.6% was 0.5 percentage points below that of a year ago. The decline was largely due to the negative impact of the reactor shutdown and unfavorable raw material costs in the pharmaceuticals segment, partially offset by favorable mix and productivity improvements.

Selling, general and administrative expenses for the second quarter of 2013 were above those of the comparable quarter of the year before. This was due to expenses associated with recent acquisitions, increased separation costs, the medical device tax and spending on growth initiatives, primarily to expand the Company's sales and marketing presence in emerging markets. Research and development (R&D) expense in the second quarter of 2013 represented 5.2% of net sales, versus 5.7% of sales in the second quarter of 2012. Excluding expense related to a license agreement, second-quarter 2012 R&D spending represented 5.3% of net sales.

In the second quarter of 2013, the Company reported operating income of $596 million, versus $609 million in the same period the year before. Second-quarter 2013 adjusted operating income, excluding the specified items on the attached table, was $688 million, compared with $652 million in the previous year. Second-quarter 2013 adjusted operating income, excluding the specified items, represented 22.2% of sales, versus 22.1% of sales a year ago.

The second-quarter 2013 effective tax rate was 21.9%, versus an effective tax rate of 13.6% in the second quarter of 2012. The second-quarter 2013 adjusted tax rate, excluding the specified items on the attached table, was 17.6%, versus 17.1% in the second quarter a year earlier.

Diluted GAAP earnings per share from continuing operations were $0.93 in the second quarter of 2013, versus $1.01 per share in the comparable quarter last year. Second-quarter 2013 adjusted diluted earnings per share from continuing operations, excluding the specified items on the attached table, were $1.12, versus $1.05 a year ago.

For the first six months of fiscal 2013, net sales of $6.16 billion were 5% above the $5.84 billion in the first half of the previous year, with foreign exchange rate movement lowering the six-month sales growth rate by two percentage points.

The Company reported operating income of $1.25 billion in the first six months of fiscal 2013, virtually unchanged from that of the comparable period the year before. Six-month 2013 adjusted operating income, excluding the specified items on the attached table on page 11, was $1.37 billion, versus $1.36 billion in the first six months of the prior year. Six-month 2013 adjusted operating income, excluding the specified items, represented 22.3% of sales, versus 23.2% a year ago.

The effective tax rate was 20.5% for the first six months of fiscal 2013, versus an effective tax rate of 15.2% in the same period of 2012. Excluding the specified items on the attached table, the adjusted tax rate for the first six months of 2013 was 17.8%, versus 17.2% in the first six months of 2012.

For the first six months of 2013, diluted GAAP earnings per share from continuing operations were $1.96, versus $2.02 in the year-ago period. Excluding the specified items on the attached table, adjusted diluted earnings per share from continuing operations were $2.22, versus $2.17 in the comparable period last year.

“Our second-quarter performance was paced by broad-based top-line growth and an increase in earnings per share,” said José E. Almeida, Chairman, President and CEO. “Once again, in our Medical Devices segment, strong results in stapling, vessel sealing and neurovascular products were the key drivers of our growth. We also delivered a significant sales increase in Pharmaceuticals, led by the excellent performance of both generic and branded products.

“While our reported performance was negatively affected by unfavorable exchange rate movement, operational growth was in line with our expectations and we again generated rapid gains in emerging markets,” Mr. Almeida said. “Looking forward, we plan to make the investments necessary to enhance our growth, while continuing to deliver a solid earnings performance. Our robust pipeline of new products, increased market opportunities and capital flexibility should enable us to meet the challenges of the global healthcare marketplace and deliver on our expectations.”

BUSINESS SEGMENT RESULTS

Medical Devices sales of $2.09 billion in the second quarter were 4% higher than the $2.00 billion in the comparable quarter of last year. Operational sales growth was 6%, as foreign exchange rate movement reduced the quarterly sales growth rate by two percentage points. Growth was driven by new products and increased volume. Operationally, second-quarter sales in Endomechanical rose moderately from those of the prior year, fueled by good progress for stapling products that was led by our innovative Tri-Staple™ reloads. In Soft Tissue Repair, sales were slightly higher than those of a year ago, paced by synthetic mesh products and sutures. Sales of Energy products were well above the prior year's level, primarily due to the continued excellent performance of vessel sealing products, which again registered a double-digit quarterly sales gain. Sales in Oximetry & Monitoring climbed sharply from those of the year before, spurred by a strong double-digit advance for monitors and sensors. Airway & Ventilation sales were above those of last year, chiefly reflecting a significant rise in sales of ventilators, aided by the Newport acquisition. Vascular products posted higher quarterly sales, as decreased sales of compression products were more than offset by strong gains for neurovascular and increased sales for peripheral vascular and chronic venous insufficiency products.

For the first six months of fiscal 2013, Medical Devices sales rose 6% to $4.22 billion from $3.99 billion in the comparable period a year ago. Foreign exchange rate movement reduced the quarterly sales growth rate by two percentage points.

Pharmaceuticals sales of $573 million in the second quarter were up 13% from last year's second-quarter sales of $508 million. Sales of Specialty Pharmaceuticals climbed sharply from those of a year ago, primarily due to outstanding growth for generic products, reflecting the first-quarter launch of Methylphenidate HCl ER tablets which accounted for $62 million in sales, coupled with a good performance for EXALGO® (hydromorphone HCl) ER tablets. Sales of Active Pharmaceutical Ingredients were considerably above those of the previous year, largely attributable to a substantial increase for narcotic products. Sales of Contrast Products were notably lower than those of the second quarter of 2012, due to decreased sales of Optiray™ in the United States. Sales of Radiopharmaceuticals were lower than in the prior-year second quarter.

For the first six months of fiscal 2013, Pharmaceuticals sales advanced 6% to $1.06 billion from $998 million a year ago. The increase was primarily attributable to growth for Specialty Pharmaceuticals. Foreign exchange rate movement lowered the quarterly sales growth rate by one percentage point. The Company remains on track for the mid-2013 spin-off of the Pharmaceuticals business.

Medical Supplies second-quarter sales of $439 million were 1% above the $434 million reported in the comparable quarter of 2012, as increased sales of Nursing Care products were partially offset by lower sales of SharpSafety™ and OEM products.

For the first six months of fiscal 2013, sales of Medical Supplies, at $873 million, were 2% above last year's $858 million, led by higher sales of Nursing Care products.

Other
In the second quarter of 2013, Covidien purchased approximately 3.2 million ordinary shares under its previously announced share buyback program.

FISCAL 2013 OUTLOOK
On May 3, 2013, after the close of trading on the New York Stock Exchange, Covidien plans to release financial results for fiscal 2010, 2011, 2012 and the first quarter of 2013, all adjusted for the planned spin-off of the Pharmaceuticals segment. On that date, the Company will announce its 2013 guidance, excluding Pharmaceuticals. Covidien will also announce fiscal 2013 guidance for Mallinckrodt plc on that date.

ABOUT COVIDIEN
Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in three segments: Medical Devices, Pharmaceuticals and Medical Supplies. With 2012

revenue of $11.9 billion, Covidien has 43,000 employees worldwide in 70 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS
Bruce Farmer
Vice President
Public Relations
508-452-4372
bruce.farmer@covidien.com

Coleman Lannum, CFA
Vice President
Investor Relations
508-452-4343
cole.lannum@covidien.com

Todd Carpenter
Senior Director
Investor Relations
508-452-4363
todd.carpenter@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	At Covidien's website: http://investor.covidien.com

•
By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 866-202-3048. For participants outside the U.S., the dial-in number is 617-213-8843. The access code for all callers is 22122758.

•
Through an audio replay: A replay of the conference call will be available beginning at 11:30 a.m. on April 26, 2013, and ending at 5:00 p.m. on May 3, 2013. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 14102844.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including operational growth, adjusted gross margin, adjusted operating income, adjusted earnings per share, adjusted operating margin and free cash flow, which are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations.

These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others. The Company defines free cash flow as net cash provided by continuing operating activities less capital expenditures.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Covidien's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management's current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations and the Foreign Corrupt Practices Act, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates and environmental remediation costs. These and other factors are identified and described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 28, 2012, and in subsequent filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien plc
Consolidated Statements of Income
Quarters Ended March 29, 2013 and March 30, 2012
(dollars in millions, except per share data)

	Quarter Ended	Percent of	Quarter Ended	Percent of
	March 29, 2013	Net Sales	March 30, 2012	Net Sales

Net sales	$3,103	100.0%	$2,946	100.0%
Cost of goods sold (1)	1,316	42.4	1,240	42.1
Gross profit	1,787	57.6	1,706	57.9
Selling, general and administrative expenses (1)	968	31.2	914	31.0
Research and development expenses	162	5.2	167	5.7
Restructuring charges, net	61	2.0	16	0.5
Operating income	596	19.2	609	20.7
Interest expense	(50)	(1.6)	(51)	(1.7)
Interest income	3	0.1	6	0.2
Other income, net	16	0.5	4	0.1
Income from continuing operations before income taxes	565	18.2	568	19.3
Income tax expense	124	4.0	77	2.6
Income from continuing operations	441	14.2	491	16.7
(Loss) income from discontinued operations, net of income taxes	(2)	(0.1)	6	0.2
Net income	$439	14.1	$497	16.9
Basic earnings per share:
Income from continuing operations	$0.93		$1.02
Income from discontinued operations	—		0.01
Net income	0.93		1.03
Diluted earnings per share:
Income from continuing operations	$0.93		$1.01
Income from discontinued operations	—		0.01
Net income	0.92		1.02
Weighted-average number of shares outstanding (in millions):
Basic	471		483
Diluted	476		487

(1) Amortization expense of intangible assets is included in the following income statement captions in the amounts shown:

Cost of goods sold	$48		$41
Selling, general and administrative expenses	16		13
	$64		$54

Covidien plc
Non-GAAP Reconciliations
Quarters Ended March 29, 2013 and March 30, 2012
(dollars in millions, except per share data)

	Quarter Ended March 29, 2013
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (1)	Diluted earnings per share from continuing operations

GAAP	$3,103	$1,787	57.6%	$596	19.2%	$565	$441	$0.93
Adjustments:
Restructuring and related charges, net (2)	—	1		62		62	43	0.09
Separation costs (3)	—	—		36		36	27	0.06
Transaction costs (4)	—	—		(6)		(14)	(13)	(0.03)
Tax matters (5)	—	—		—		—	37	0.08
As adjusted	$3,103	$1,788	57.6	$688	22.2	$649	$535	1.12

	Quarter Ended March 30, 2012
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (1)	Diluted earnings per share from continuing operations

GAAP	$2,946	$1,706	57.9%	$609	20.7%	$568	$491	$1.01
Adjustments:
Restructuring and related charges, net (6)	—	5		21		21	14	0.03
Separation costs (3)	—	—		6		6	6	0.01
Transaction costs (7)	—	2		16		16	11	0.02
Impact of tax sharing agreement (8)	—	—		—		4	4	0.01
Tax matters (9)	—	—		—		—	(16)	(0.03)
As adjusted	$2,946	$1,713	58.1	$652	22.1	$615	$510	1.05

(1) Adjustments are tax effected at the applicable local statutory tax rates.

(2) Includes $61 million in restructuring charges, net and $1 million of restructuring-related accelerated depreciation included in cost of goods sold.

(3) Represents costs incurred related to the separation of our Pharmaceuticals segment, which are included in selling, general and administrative expenses.

(4)  Includes acquisition-related costs, $6 million of which relates to an adjustment to contingent consideration and is included in selling, general and administrative expenses and $8 million of which relates to a gain on the sale of our non-controlling interest in CV Ingenuity and is included in other income, net.

(5)  Includes $47 million of tax expense generated in connection with the restructuring of legal entities in advance of the separation of our Pharmaceuticals business, partially offset by $10 million related to the fiscal 2012 portion of the retroactive re-enactment of the U.S. research and development tax credit.

(6) Includes $16 million in restructuring charges, net and $5 million of restructuring-related accelerated depreciation included in cost of goods sold.

(7)  Includes acquisition-related costs, $12 million of which relates to a license agreement and is included in research and development expenses, $2 million of which relates to the sale of acquired inventory that had been written up to fair value upon acquisition and is included in cost of goods sold and $2 million of which relates to transaction costs that are included in selling, general and administrative expenses.

(8) Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and TE Connectivity included in other income, net.

(9) Represents the release of a valuation allowance as a result of tax planning.

Covidien plc
Segment and Geographical Sales
Quarters Ended March 29, 2013 and March 30, 2012
(dollars in millions)

	Quarter Ended
	March 29, 2013	March 30, 2012	Percent change	Currency impact	Operational growth (1)

Medical Devices
United States	$913	$904	1%	—%	1%
Non-U.S.	1,178	1,100	7	(4)	11
	$2,091	$2,004	4	(2)	6

Pharmaceuticals
United States	$412	$344	20%	—%	20%
Non-U.S.	161	164	(2)	(2)	—
	$573	$508	13	—	13

Medical Supplies
United States	$388	$383	1%	—%	1%
Non-U.S.	51	51	—	(1)	1
	$439	$434	1	—	1

Covidien plc
United States	$1,713	$1,631	5%	—%	5%
Non-U.S.	1,390	1,315	6	(3)	9
	$3,103	$2,946	5	(2)	7

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc
Select Product Line Sales
Quarters Ended March 29, 2013 and March 30, 2012
(dollars in millions)

	Quarter Ended
	March 29, 2013	March 30, 2012	Percent change	Currency impact	Operational growth (1)

Medical Devices
Endomechanical Instruments	$602	$577	4%	(2)%	6%
Soft Tissue Repair Products	222	222	—	(2)	2
Energy Devices	339	318	7	(1)	8
Oximetry & Monitoring Products	250	220	14	(1)	15
Airway & Ventilation Products	190	185	3	(3)	6
Vascular Products	404	390	4	(2)	6

Pharmaceuticals
Specialty Pharmaceuticals	$217	$142	53%	—%	53%
Active Pharmaceutical Ingredients	127	114	11	(1)	12
Contrast Products	118	135	(13)	(2)	(11)
Radiopharmaceuticals	111	117	(5)	1	(6)

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc
Consolidated Statements of Income
Six Months Ended March 29, 2013 and March 30, 2012
(dollars in millions, except per share data)

	Six Months Ended	Percent of	Six Months Ended	Percent of
	March 29, 2013	Net Sales	March 30, 2012	Net Sales

Net sales	$6,159	100.0%	$5,844	100.0%
Cost of goods sold (1)	2,616	42.5	2,437	41.7
Gross profit	3,543	57.5	3,407	58.3
Selling, general and administrative expenses (1)	1,909	31.0	1,821	31.2
Research and development expenses	311	5.0	311	5.3
Restructuring charges, net	69	1.1	30	0.5
Operating income	1,254	20.4	1,245	21.3
Interest expense	(101)	(1.6)	(102)	(1.7)
Interest income	5	0.1	12	0.2
Other income, net	17	0.3	6	0.1
Income from continuing operations before income taxes	1,175	19.1	1,161	19.9
Income tax expense	241	3.9	176	3.0
Income from continuing operations	934	15.2	985	16.9
(Loss) income from discontinued operations, net of income taxes	(2)	—	6	0.1
Net income	$932	15.1	$991	17.0
Basic earnings per share:
Income from continuing operations	$1.98		$2.04
Income from discontinued operations	—		0.01
Net income	1.97		2.05
Diluted earnings per share:
Income from continuing operations	$1.96		$2.02
Income from discontinued operations	—		0.01
Net income	1.96		2.04
Weighted-average number of shares outstanding (in millions):
Basic	472		483
Diluted	476		487

(1) Amortization expense of intangible assets is included in the following income statement captions in the amounts shown:

Cost of goods sold	$96		$80
Selling, general and administrative expenses	32		25
	$128		$105

Covidien plc
Non-GAAP Reconciliations
Six Months Ended March 29, 2013 and March 30, 2012
(dollars in millions, except per share data)

	Six Months Ended March 29, 2013
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (1)	Diluted earnings per share from continuing operations

GAAP	$6,159	$3,543	57.5%	$1,254	20.4%	$1,175	$934	$1.96
Adjustments:
Restructuring and related charges, net (2)	—	2		71		71	46	0.10
Separation costs (3)	—	—		55		55	43	0.09
Transaction costs (4)	—	—		(6)		(14)	(13)	(0.03)
Tax matters (5)	—	—		—		—	48	0.10
As adjusted	$6,159	$3,545	57.6	$1,374	22.3	$1,287	$1,058	2.22

	Six Months Ended March 30, 2012
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (1)	Diluted earnings per share from continuing operations

GAAP	$5,844	$3,407	58.3%	$1,245	21.3%	$1,161	$985	$2.02
Adjustments:
Restructuring and related charges, net (6)	—	9		39		39	28	0.06
Legal charges (7)	—	—		47		47	35	0.07
Separation costs (3)	—	—		10		10	10	0.02
Transaction costs (8)	—	2		16		16	11	0.02
Impact of tax sharing agreement (9)	—	—		—		4	4	0.01
Tax matters (10)	—	—		—		—	(16)	(0.03)
As adjusted	$5,844	$3,418	58.5	$1,357	23.2	$1,277	$1,057	2.17

(1) Adjustments are tax effected at the applicable local statutory tax rates.

(2) Includes $69 million in restructuring charges, net and $2 million of restructuring-related accelerated depreciation included in cost of goods sold.

(3) Represents costs incurred related to the separation of our Pharmaceuticals segment, which are included in selling, general and administrative expenses.

(4)  Includes acquisition-related costs, $6 million of which relates to an adjustment to contingent consideration and is included in selling, general and administrative expenses and $8 million of which relates to a gain on the sale of our non-controlling interest in CV Ingenuity and is included in other income, net.

(5)  Consists primarily of $47 million of tax expense generated in connection with the restructuring of legal entities in advance of the separation of our Pharmaceuticals business and a $9 million adjustment to prior year deferred income tax assets, partially offset by $10 million related to the fiscal 2012 portion of the retroactive re-enactment of the U.S. research and development tax credit.

(6) Includes $30 million in restructuring charges, net and $9 million of restructuring-related accelerated depreciation included in cost of goods sold.

(7)  Relates to our indemnification obligations for certain claims pertaining to all known pending and estimated future pelvic mesh product liability cases, which is included in selling, general and administrative expenses.

(8)  Includes acquisition-related costs, $12 million of which relates to a license agreement and is included in research and development expenses, $2 million of which relates to the sale of acquired inventory that had been written up to fair value upon acquisition and is included in cost of goods sold and $2 million of which relates to transaction costs that are included in selling, general and administrative expenses.

(9) Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and TE Connectivity included in other income, net.

(10) Represents the release of a valuation allowance as a result of tax planning.

Covidien plc
Segment and Geographical Sales
Six Months Ended March 29, 2013 and March 30, 2012
(dollars in millions)

	Six Months Ended
	March 29, 2013	March 30, 2012	Percent change	Currency impact	Operational growth (1)

Medical Devices
United States	$1,842	$1,799	2%	—%	2%
Non-U.S.	2,382	2,189	9	(3)	12
	$4,224	$3,988	6	(2)	8

Pharmaceuticals
United States	$746	$667	12%	—%	12%
Non-U.S.	316	331	(5)	(2)	(3)
	$1,062	$998	6	(1)	7

Medical Supplies
United States	$773	$758	2%	—%	2%
Non-U.S.	100	100	—	(1)	1
	$873	$858	2	—	2

Covidien plc
United States	$3,361	$3,224	4%	—%	4%
Non-U.S.	2,798	2,620	7	(3)	10
	$6,159	$5,844	5	(2)	7

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc
Select Product Line Sales
Six Months Ended March 29, 2013 and March 30, 2012
(dollars in millions)

	Six Months Ended
	March 29, 2013	March 30, 2012	Percent change	Currency impact	Operational growth (1)

Medical Devices
Endomechanical Instruments	$1,222	$1,158	6%	(1)%	7%
Soft Tissue Repair Products	447	440	2	(1)	3
Energy Devices	685	639	7	(2)	9
Oximetry & Monitoring Products	491	427	15	(1)	16
Airway & Ventilation Products	385	366	5	(2)	7
Vascular Products	818	777	5	(2)	7

Pharmaceuticals
Specialty Pharmaceuticals	$384	$276	39%	—%	39%
Active Pharmaceutical Ingredients	220	216	2	—	2
Contrast Products	239	280	(15)	(2)	(13)
Radiopharmaceuticals	219	226	(3)	—	(3)

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.